Exhibit 10.1

APRIL 1, 2025

------------

Contract of Employment

between

Marel poultry b.v

and

ROGER CLASSENS

Contents

Clause

19.CONFIDENTIAL INFORMATION AND POST-TERMINATION RESTRICTIONS. 18

THIS AGREEMENT is dated

PARTIES

(1)Marel Poultry B.V, having its registered office in Handelstraat 3, 5831 AV, Boxmeer, Netherlands, hereinafter referred to as the Company;
(2)Mr. Roger Claessens, currently residing at […], hereinafter referred to as the Employee.

WHEREAS:

A.the Employee was appointed director under the Employer’s articles of association effective January 3, 2025 by means of a legally valid resolution adopted by the general meeting of shareholders on January 3, 2025, and the Employee has accepted that appointment;
B.the Parties wish to record the terms of employment agreed between them in the present contract.

Agreed terms

1.INTERPRETATION
1.1The definitions and rules of interpretation in this clause 1 apply in this agreement.
Appointment: the employment of the Employee by the Company on the terms of this agreement.
Board: the board of directors of any Group Company (including any committee of the board duly appointed by it).

Commencement Date: April 1, 2025

Confidential Information: information (whether or not recorded in documentary form, or stored on any magnetic or optical disk or memory) relating to the business, products, affairs and finances of the Company or any other Group Company for the time being confidential to the Company or any other Group Company and trade secrets including, without limitation, technical data and know-how relating to the business of the Company or any other Group Company or any of its or their business contacts.

Copies: copies or records of any Confidential Information in whatever form (including, without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) including, without limitation, extracts, analysis, studies, plans, compilations or any other way of representing or recording and recalling information which contains, reflects or is derived or generated from Confidential Information.

Data Protection Rules: All applicable data protection and privacy legislation in force from time to time including the General Data Protection Regulation ((EU) 2016/679), the General Data Protection Regulation (Implementation) Act (Uitvoeringswet Algemene verordening gegevensbescherming), the Privacy and Electronic Communications Directive 2002/58/EC (as updated by Directive 2009/136/EC) and any related Policies and Procedures.

Employment Inventions: any Invention which is made wholly or partially by the Employee at any time during the course of the Appointment (whether or not during working hours or using the Company’s premises or resources, and whether or not recorded in material form).

Employment IPRs: Intellectual Property Rights created by the Employee in the course of the Appointment (whether or not during working hours or using the Company’s premises or resources).

Garden Leave: any period during which the Company has exercised its rights under clause 22.

Group Company: the Company, its Subsidiaries or Holding Companies from time to time and any Subsidiary of any Holding Company from time to time.

Incapacity: any sickness, injury or other medical disorder or condition which prevents the Employee from carrying out their duties.

Intellectual Property Rights: patents, rights to Inventions, copyright and related rights, trade marks, trade names and domain names, rights in get-up, goodwill and the right to sue for passing off or unfair competition, rights in designs, rights in computer software, database rights, rights to preserve the confidentiality of information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications (or rights to apply) for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which may now or in the future subsist in any part of the world.

Inventions: inventions, ideas and improvements, whether or not patentable, and whether or not recorded in any medium.

Policies and Procedures: rules, policies or procedures issued by any Group Company and which apply to the Employee or which are introduced by the Company, in both cases as amended from time to time.

1.2    The headings in this agreement are inserted for convenience only and shall not affect its construction.

1.3    A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.4    Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.5    Unless the context otherwise requires, words in the singular include the plural and, in the plural, include the singular.

1.6    The appendices to this agreement form part of (and are incorporated into) this agreement.

2.    BACKGROUND AND TERM OF APPOINTMENT

2.1    The Appointment shall commence on the Commencement Date of January 3, 2025 and the Employee is employed by the Employer on the basis of an open-ended employment contract.

2.2    The first two months of the employment contract will be considered to be a probationary period. During the probationary period, the Employer and the Employee may each terminate the employment contract with immediate effect. The conditions regarding the probationary period can be found in Title 7.10 of the Dutch Civil Code (DCC).

2.3    The Employee and Employer may terminate the employment contract prior to its contractual end date by giving written notice with due observance of a notice period. The notice period of the Employer is twelve months. The notice period of the Employer is six months. The notice period ends on the last day of a calendar month.

2.4    This employment contract ends by operation of law on the day on which the Employee reaches the state pension age applicable to the Employee.

2.5    For purposes of calculating Employee years of service, the Employment with the Company which started on 28 May 2001 counts towards the Employee’s period of continuous employment with the Company.

3.    EMPLOYEE WARRANTIES

3.1    The Employee represents and warrants to the Company that, by entering into this agreement or performing any of their obligations under it, they will not be in breach of any court order or any express or implied terms of any contract or other obligation binding on them and undertakes to indemnify the Company against any claims, costs, damages, liabilities or expenses which the Company may incur if they is in breach of any such obligations.

3.2    The Employee warrants that they are entitled to work in the Netherlands without any additional approvals and will notify the Company immediately if they cease to be so entitled during the Appointment.

3.3    The Employee warrants that they are not subject to any restrictions which prevent them from holding office as a director.

4.    DUTIES

4.1 The Employee shall serve the Company as Executive Vice President, Poultry subject to the terms of this agreement. In addition to their normal duties, the Employee may be required to undertake such additional duties as are necessary from time to time to meet the reasonable needs of the Company.

4.2    The Employee will have a direct daily reporting structure to the CEO of JBT Marel Corporation or such other person as the Company notifies them from time to time (Line Manager).

4.3    During the Appointment the Employee shall:
(a)    unless prevented by Incapacity, devote the whole of their time, attention and abilities to the business of the Company and the business of any other Group Company of which they are an officer or consultant;

(b)    faithfully and diligently exercise such powers and perform such duties as may from time to time be assigned to them by the Company together with such person or persons as the Company may appoint to act jointly with them;

(c)    comply with all reasonable and lawful directions given to them by the Company;

(d)    promptly make such reports to their Line Manager or the HR Department in connection with the affairs of any Group Company on such matters and at such times as are reasonably required;

(e)    report their own wrongdoing and any wrongdoing or proposed wrongdoing of any other employee or director of any Group Company to their Line Manager or HR Department on becoming aware of it;

(f)    use their best endeavours to promote, protect, develop and extend the Company’s business and the business of any other Group Company; and

(g)    comply with any electronic communication systems policy that any Group Company may issue from time to time.

4.4    The Employee shall behave professionally and is subject to the requirements outlined in the JBT Marel Ethics and Code of Conduct Guide and the policies referenced therein as updated from time to time. The Employee acknowledges and agrees to comply with the JBT Marel Guide to Ethical Conduct and the policies referenced therein as updated from time to time.

4.5    The Company takes a zero-tolerance approach to tax evasion. The Employee must not engage in any form of facilitating tax evasion, whether under Dutch law, or under the law of any other foreign country. The Employee must immediately report to their Line Manager or HR Department any request or demand from a third party to facilitate the evasion of tax or any concerns that such a request or demand may have been made.

4.6    The Employee shall comply with any Policies and Procedures, which do not form part of this agreement, and the Company may amend these at any time. To the extent that there is any conflict between the terms of this agreement and the Company’s Policies and Procedures, this agreement shall prevail.

4.7    All documents, manuals, hardware and software provided for the Employee's use by the Company, and any data or documents (including copies) produced, maintained or stored on the Company's computer systems or other electronic equipment utilized for the Company’s or any other Group Companies (including mobile phones), remain the Company’s property.

4.8    The Employee is responsible for the maintenance and care of all Company property made available to the Employee. Should any Company property suffer from damage, be declared lost or stolen, the Employee may be liable for the replacement or repair of such Company property.

4.9    At the end of the employment contract, the Employee is obliged to immediately return to the Company all matters, in the broadest sense, that are in the Employee’s possession but that belong to the Company and/or its affiliated enterprises and/or business relations (including but not limited to the company car and fuel card, laptop, mobile telephone, documents and other data carriers).

4.10    If the Employee has been suspended and/or has been incapacitated for work for more than [two] months, the Company will have the right to demand the return of the [company car and fuel card, laptop and mobile telephone] with due observance of one week’s notice [and to discontinue the expense allowance and/or travel allowance].

5.    HOLDING OFFICE AS A DIRECTOR

5.1    The Company may from time to time appoint the Employee as a director of any Group Company, the appointment as statutory director will occur by the general meeting of shareholders as per the articles of association. Additionally, an addendum to this employment agreement will be drawn up confirming the employment at the relevant Group Company.

5.2    The Employee undertakes to perform the management duties imposed on the Employee by the general meeting of shareholders and will report to the general meeting of shareholders on a regular basis. The Employee’s job description, which sets forth the Employee’s duties, responsibilities and powers as director under the articles of association, is attached to this employment contract as Annex [X] and forms an integral part of this contract.

5.3    The Employee is obliged to act and refrain from acting as a prudent director would act or would refrain from acting under the same circumstances. The Employee will perform these duties to the best of the Employee’s abilities. The Employee’s own efforts, capacity for work and network will be employed in the Employer’s interests to the best of the Employee’s abilities.

5.4    As director under the articles of association, the Employee has all the rights and obligations that ensue from the law or the Employer’s articles of association, or that have been or will be granted to or imposed on the Employee by the general meeting of shareholders. The Employee is obliged to comply with all statutory provisions and the provisions of the Employer’s articles of association, as these currently read or will read in the future, and must furthermore comply with the orders and instructions which the general meeting of shareholders gives to the Employee.

5.5    While the Employee holds the office of director of any Group Company they must:

(a)    comply with the articles of association (as amended from time to time) of any Group Company of which they are a director;

(b)    properly discharge the responsibilities of a director and carry out such duties as the Board may reasonably require, including (if so requested) acting as an officer of any Group Company;

(c)    abide by any statutory duty and generally act as a prudent director to any Group Company of which they are a director, which for the avoidance of doubt shall include, without limitation, (a) the duty to act within powers; (b) the duty to promote the success of any Group Company of which they are a director; (c) the duty to exercise independent judgment; (d) the duty to exercise reasonable care, skill and diligence; (e) the duty to avoid conflicts of interest; (f) the duty not to accept benefits from third parties; and (g) the duty to declare an interest in a proposed transaction or existing arrangement with any Group Company of which they are a director if they should have any interest;

(d)    do such things as are reasonable and necessary to ensure compliance by them and any relevant Group Company in accordance with applicable laws;

(e)    not do anything that would cause them to be disqualified from acting as a director; and

(f)    not, without the prior consent of the Board, incur, on behalf of any Group Company, any capital expenditure in excess of such sum as is authorised from time to time by resolution of the Board, or enter into any commitment, contract or arrangement which is outside the normal course of business or outside the scope of their normal duties or of an unusual, onerous or long term nature.

5.6    On the termination of their employment, for any reason, the Employee shall (without compensation or payment):
(a)    resign with immediate effect as a director of any Group Company and from any other offices they may hold by virtue of their employment; and

(b)    transfer to the Company or as it directs any shares or other securities held by them as a nominee or trustee for the Company or any Group Company and deliver to the Company the related certificates.
5.7    The Employee irrevocably appoints such person as the Board may nominate to be their attorney with power in their name and on their behalf to execute any documents and do anything necessary to give effect to any such requirement to resign or to transfer shares or securities.

5.8    While the Employee holds the office of director of any Group Company, the Company shall procure that directors’ and officers’ liability insurance (D&O Insurance (bestuurdersaansprakelijkheidsverzekering)) is maintained in respect of those liabilities which they may incur as a director or officer of any Group Company. The D&O Insurance (including risks covered, sums insured and time limitations) is subject to the terms of the scheme, policy and rules, in each case as amended from time to time.

6.    PLACE OF WORK

6.1    The Employee's normal place of work will be Boxmeer, Netherlands or such other place which the Company may require for the proper performance and exercise of their duties.

6.2    The Employee agrees to travel on the Company's or any Group Company's business (both within the Netherlands, to the United Kingdom or elsewhere) as may be required for the proper performance of their duties under the Appointment.

6.3    During the Appointment the Employee shall not be required to work outside the Netherlands for any continuous period of more than one month without prior agreement.

7.    HOURS OF WORK

7.1    The Employee’s normal working hours shall be 40 hours per week, Monday to Friday, and these hours and days are not variable although they may be required to work such additional hours as are necessary for the proper performance of their duties. The Employee acknowledges that they shall not receive further remuneration in respect of such additional hours.

8.    SALARY

8.1    Effective April 1, 2025, the Employee’s gross basic salary is EUR 31,636 per month (annualized including holiday allowance EUR 410,000). The salary will be paid before the end of each month directly into the Employee's bank account (inclusive of any fees due to them by any Group Company as an officer of any Group Company), less deductions for tax and national insurance and as otherwise required by law.

8.2    Each May, the Employee will be paid an annual holiday allowance of 8% of the gross basic salary earned from the Employer over the preceding 12 months. The holiday allowance is paid out with the salary of May.

8.3    The Employee's salary shall be reviewed annually. The Company is under no obligation to award an increase following a salary review. There will be no review of the salary after notice has been given by either party to terminate the Appointment.

8.4    By signing this agreement, the Employee agrees that the Company may deduct from the salary, or any other sums owed to the Employee, any money owed to the

Company or any Group Company by the Employee to the extent permitted in accordance with applicable law.

9.    CAR ALLOWANCE

9.1    The Employee shall be eligible to receive the equivalent benefits outlined in Clause 4 of the Employee’s previous employment contract signed on April 16, 2019.

9.2    Any allowances outlined in Clause 4 of the Employee’s previous employment contract signed on April 16, 2019, does not form part of the Employee’s basic salary and is therefore not included for the purpose of calculating any bonus entitlement or pension contribution. Any car allowance will be paid monthly through the payroll and therefore subject to the usual statutory deductions.

9.3    The Company’s car allowance policy may be amended, replaced or withdrawn at any time on reasonable notice to the Employee.

10.    BONUS
10.1    Annual Cash Bonus: The Employee shall be eligible to participate in the JBT Marel Management Incentive Plan (MIP). The Employee’s target payout will be 65% of their base salary. The cash incentive bonus is based on both Business Performance Indicators (BPI) and Personal Performance Indicators (PPI). The BPI measures the Company’s actual financial performance compared to pre-determined financial metrics established annually by the Compensation and Human Resources Committee of the Board of Directors. BPI is weighted at 75%. Payouts for the BPI measures can range from 0.0 to 2.5 times target. The PPI measures the Employee’s individual performance to objectives and is weighted at 25%. Payouts for the PPI can range from 0.0 to 2.0 times target. The total MIP payment (including the BPI and PPI components) shall not exceed 200% of the target payout. All salary and other compensation paid to the Employee under this Agreement shall be subject to deductions for tax and any other deductions mandatorily and customarily required.

10.2    Long-Term Incentive Plan: The Employee will also be eligible to participate in the John Bean Technologies Corporation Long Term Incentive Plan (LTIP) which provides for periodic equity awards at the discretion of the Board of Directors. Equity awards are determined annually by the Compensation Committee of the Board of Directors. The Employee’s annual award in 2025 will have an expected grant date value of $550,000 (USD). In 2024 these awards were comprised of two components; 40% of the award consisted of time-based restricted stock units (RSUs) and 60% consisted of performance-based restricted stock units (PSUs). The time-based portion had a three-year ratable vesting. The performance-based portion had a three-year performance period, with a three-year cliff vesting. Performance payouts can range from 0 to 200%. Financial performance objectives for the LTIP are also established annually by the Compensation Committee. All other terms and conditions relating to the LTIP are as set out in the LTIP plan document and award grant agreements.

10.3    The Employee acknowledges that the decision to award a bonus, and the amount of that bonus are at the Employer’s discretion and that a bonus paid in any given year does not imply any entitlement to a bonus in another year. Notwithstanding clauses 10.1 and 10.2, the Employee shall in any event have no right to a bonus or LTIP if their employment terminates for any reason or they are under notice of termination (whether given by the Employee or the Company) at or prior to the date when a bonus or LTIP might otherwise have been payable.

10.4    Notwithstanding clause 34 any rights and obligations pertaining to the MIP and/or LTIP shall be governed by the laws of the state of Delaware and shall be subject to the dispute resolution procedures (including, without limitation, required arbitration) set forth in the MIP or LTIP plans and policies as updated from time to time.

10.5    The Company reserves the right to modify, amend, or withdraw the MIP or LTIP plans and policies at its discretion based upon future business needs.

11.    PENSION AND OTHER BENEFITS

11.1 The Employee will participate in the Employer’s existing collective pension scheme in accordance with the provisions of the Pension Scheme Rules, provided that the Employee meets the conditions set out therein. A copy of the Pension Scheme Rules has been provided to the Employee. The Employee certifies to have taken cognizance of those Rules and undertakes to comply with the obligations set out therein.

11.1    The Employee shall be eligible for the benefits offered by the Company consistent with similarly situated executives in their work location. The Employee’s healthcare coverage will be provided under an applicable international healthcare plan.

11.2    The Company also takes out travel insurance for business trips, TFA (Occupational injury insurance) and TGL (Occupational group life insurance).

11.3    As a member of the Executive Leadership Team, the Company will provide the Employee with the EUR equivalent of $20,000 (USD) per year, less any deductions for tax and any other deductions mandatorily and customarily required, for personal financial planning and tax services. The Company reserves the right to modify, amend, or withdraw this business needs.

12.    EXPENSES

12.1    The Company shall reimburse (or procure the reimbursement of) all reasonable expenses wholly, properly and necessarily incurred by the Employee in the course of the Appointment, subject to production of VAT receipts or other appropriate evidence of payment.

12.2    The Employee shall abide by the Company's policies on expenses which can be obtained from the Finance Department.

12.3    Any credit card supplied to the Employee by the Company shall be used only for expenses incurred by them in the course of the Appointment.

13.    HOLIDAYS

13.1    The Company's holiday year runs between 1st January and 31st December. If the Appointment commences or terminates part way through a holiday year, the Employee's entitlement during that holiday year shall be calculated on a pro-rata basis rounded up to the nearest half day. A holiday entitlement table is available from the HR Department.

13.2    The Employee shall be entitled to 32 days' paid holiday in each holiday year together with the usual public holidays in The Netherlands.

13.3    Holiday shall be taken at such time or times as shall be approved in advance by the Employee’s Line Manager (no arrangements should be made prior to the request being granted). The Company may require the Employee to take (or not to take) holiday on particular dates, including during their notice period.

13.4    The Company shall not pay the Employee in lieu of untaken holiday except on termination of the Appointment. On termination the Company shall pay the Employee in lieu of any accrued but untaken holiday for the holiday year in which termination takes place.

13.5    If the Company has terminated or would be entitled to terminate the Appointment under clause 2 or if the Employee has terminated the Appointment in breach of this agreement any payment due under clause 13.4 shall be limited to their statutory entitlement.

13.6    If on termination of the Appointment the Employee has taken more holiday than their accrued holiday entitlement, the Company shall be entitled to deduct the excess holiday pay from any payments due to the Employee.

14.    INCAPACITY

14.1    If the Employee is absent from work due to Incapacity, the Employee shall notify their Line Manager of the reason for the absence as soon as possible but no later than 9.00 am on the first day of absence.

14.2    The Employee shall certify their absence in accordance with the Company sickness policy which is available from the HR Department.

14.3    The Employee agrees to consent to medical examinations (at the Company's expense) by doctor(s) nominated by the Company should the Company so require. The Employee agrees that any report(s) produced in connection with any such examination(s) may be disclosed to the Company and the Company may discuss the contents of the report with the relevant doctor(s).

14.4    The Employee must make every effort to speed up the return to work, and must follow the rules set out in the Employer’s Sick Leave Protocol, with which the Employee is deemed to be familiar and that was provided to the Employee when this employment contract was signed.

14.5    At the Employer’s request, the Employee must at all times cooperate with an examination by the company medical officer or employment expert and must at all times follow the reasonable instructions given by the Employer and/or the company medical officer or employment expert.

14.6    If the Employee’s incapacity for work is due to illness, during the first year of illness until no later than the end of the employment contract, the Employee will be entitled to 100% of the Employee’s most recent gross salary plus holiday allowance; however, the Employee will, at a minimum, be entitled to the appropriate minimum wage and any benefits paid in connection with the Employee’s incapacity for work will be deducted from the aforementioned salary.

14.7    If the incapacity for work is due to illness, during the second year of illness until no later than the end of the employment contract, the Employee will be entitled to 70% of the Employee’s most recent gross salary plus holiday allowance; however, any benefits paid in connection with the Employee’s illness will be deducted from the aforementioned salary.

14.8    If the Employee becomes incapacitated for work within four weeks after the end of the Employee’s employment contract and the Employee is not employed by another employer and is not receiving unemployment benefits at that time, the Employee must immediately contact the Employer to call in sick in accordance with the organisation's sick leave procedures. In that case, or if the Employee is incapacitated for work at the end of the Employee’s employment contract, the Employee must fulfil the following obligations:
(i)    the Employee must comply with any request to visit the company medical officer and/or employment expert designated by the Employer;

(ii)    the Employee must provide all information that must be shared with the Employer and/or the Employee Insurance Agency (Uitvoeringsinstituut Werknemersverzekeringen, ‘UWV’) under the Dutch Sickness Benefits Act (Ziektewet) or the Dutch Work and Income Capacity for Work Act (Wet Werk en Inkomen naar Arbeidsvermogen, ‘WIA Act’) (if the Employee is a risk bearer);

(iii)    the Employee must provide all relevant medical data as soon as requested by the company medical officer or the physician and authorised representative;

(iv)    the Employee must comply with all obligations arising from the Sickness Benefits Act and the WIA Act;

(v)    the Employee must cooperate with a return-to-work process or trial placement offered on behalf of the Employer;

(vi)    the Employee must submit an application (or a pre-application) for benefits under the Dutch Fully Disabled Persons Income Scheme (Regeling inkomsvoorziening volledig arbeidsongeschikten, ‘IVA’).

The above-listed obligations end as soon as the Employee is fully recovered, unless the Employee becomes incapacitated for work again within four week after recovery.

14.9    If the Incapacity is or appears to be occasioned by actionable negligence, nuisance or breach of any statutory duty on the part of a third party in respect of which damages are or may be recoverable, the Employee shall immediately notify the Board of that fact and of any claim, settlement or judgment made or awarded in connection with it and all relevant particulars that the Board may reasonably require. The Employee shall if required by the Company, co-operate in any related legal proceedings and refund to the Company that part of any damages or compensation recovered by them relating to the loss of earnings for the period of the Incapacity as the Board may reasonably determine less any costs borne by them in connection with the recovery of such damages or compensation, provided that the amount to be refunded shall not exceed the total amount paid to the Employee by the Company in respect of the period of Incapacity.

15.    OTHER PAID LEAVE

15.1    The Employee may be eligible to take other types of paid leave, subject to any statutory eligibility requirements or conditions and the Company's rules applicable to each type of leave in force from time to time. Such leave includes the statutory pregnancy, maternity, post-birth, adoption and parental leave as laid down in the Dutch Work and Care Act.

15.2    The Company may replace, amend or withdraw the Company’s policy on any of the above types of leave at any time.

16.    TRAINING

16.1    The Employee will be required to take part in various training courses which the Company may provide from time to time, including but not limited to on the Company’s compliance procedures.

16.2    The Company reserves the right to modify training requirements as the needs of the business dictate.

17.    OUTSIDE INTERESTS

17.1    Subject to clause 17.2, during the Appointment and during the agreed contractual hours, the Employee shall not, except as the Company’s representative or with its prior written approval, whether paid or unpaid, be directly or indirectly engaged, concerned or have any financial interest as agent, consultant, director, employee, owner, partner, shareholder or in any other capacity in any other business, trade, profession or occupation (or the setting up of any business, trade, profession or occupation). If such activities are to be performed by the Employee outside the agreed contractual hours, the Employee must also ask the Employer's prior written permission, and the Employer may refuse such permission if there is an objective reason for doing so.

17.2    Notwithstanding clause 17.1, the Employee may hold an investment by way of shares or other securities of not more than 5% of the total issued share capital of any company (whether or not it is listed or dealt in on a recognised stock exchange) where such company does not carry on (or intend to carry on) a business similar to or competitive with any business for the time being carried on by any Group Company.

17.3    The Employee agrees to disclose to the Company any matters relating to their spouse or civil partner (or anyone living as such), children or parents which may, in the Company’s reasonable opinion, be considered to interfere, conflict or compete with the proper performance of their obligations under this agreement.

18.    INTELLECTUAL PROPERTY

18.1    All rights relating to works, new products or new working methods, two-dimensional designs or three-dimensional designs or models, concepts, marks, trade names, databases and knowhow that fall within the scope of the Employer’s product group within the meaning of the Dutch Copyrights Act (Auteurswet), the Dutch Patents Act (Rijksoctrooiwet), the Benelux Convention on Intellectual Property, the Dutch Trade Names Act (Handelsnaamwet), the Dutch Neighbouring Rights Act (Wet op de naburige rechten), the Dutch Databases (Legal Protection) Act (Databankwet) or related legislation, or corresponding non-Dutch notions and legislation, that the Employee has created or helped to create, whether independently or otherwise, accrue to the Employer, regardless of whether the Intellectual Property was created during or outside working hours, while this employment contract was in place or within a period of one year thereafter, and likewise regardless of whether or not the creation by the Employee or at the Employee’s instructions of the Intellectual Property is directly or indirectly part of the Employee’s duties, or whether the Employee’s appointment was intended entirely or partly for that purpose.

18.2    The Employee hereby also waives the rights under Sections 25 (1 under a, b and c) of the Copyrights Act (personality rights) in so far as that it possible. No independent right of attribution accrues to the Employee.

18.3    In so far as necessary, the Employee, for no consideration and without imposing any further conditions, will transfer the Intellectual Property to the Employer and make all notifications and complete all formalities that are necessary to enable the Employer to become the owner of the Intellectual Property, including after this employment contract has ended.

18.4    The Employee acknowledges that, because of the nature of their duties and the particular responsibilities arising from the nature of those duties, they have, and shall have at all times while employed by the Company, a special obligation to further its interests.

18.5    The Employee agrees:

(a)    to give the Company full written details of all Employment Inventions which relate to or are capable of being used in the business of any Group Company promptly on their creation;

(b)    at the Company’s request and in any event on the termination of the Appointment to give the Company all originals and Copies of correspondence, documents, papers and records on all media which record or relate to any of the Employment IPRs;

(c)    not to attempt to register any Employment IPR nor patent any Employment Invention unless requested to do so by the Company; and

(d)    to keep confidential each Employment Invention unless the Company has consented in writing to its disclosure by the Employee.

18.6    The Employee waives all their present and future moral rights which arise under applicable intellectual property legislation, and all similar rights in other jurisdictions relating to any copyright which forms part of the Employment IPRs, and agrees not to support, maintain or permit any claim for infringement of moral rights in such copyright works.

18.7    The Employee acknowledges that, except as provided by law, no further remuneration or compensation other than that provided for in this agreement is or may become due to them in respect of their compliance with this clause 18. This clause 18 is without prejudice to their rights under applicable patent legislation.

18.8    The Employee undertakes to use their best endeavours to execute all documents and do all acts both during and after the Appointment as may, in the opinion of the Company, be necessary or desirable to vest the Employment IPRs in the Company, to register them in the Company’s name and to protect and maintain the Employment IPRs and the Employment Inventions. Such documents may, at the Company’s request, include waivers of all and any statutory moral rights relating to any copyright works which form part of the Employment IPRs. The Company agrees to reimburse the Employee’s reasonable expenses of complying with this clause 18.8.

18.9    The Employee agrees to give all necessary assistance to the Company to enable it to enforce its Intellectual Property Rights against third parties, to defend claims for infringement of third party Intellectual Property Rights and to apply for registration of

Intellectual Property Rights, where appropriate throughout the world, and for the full term of those rights.

18.10    The Employee hereby irrevocably appoints the Company to be their attorney in the Employee’s name and on the Employee’s behalf to execute documents, use their name and do all things which are necessary or desirable for the Company to obtain for itself or its nominee the full benefit of this clause 18.

19.    CONFIDENTIAL INFORMATION AND POST-TERMINATION RESTRICTIONS

19.1    The Employee acknowledges that in the course of the Appointment they will have access to Confidential Information. The Employee has therefore agreed to accept the restrictions in this clause.

19.2    The Employee shall not (except in the proper course of their duties), as authorised or required by law) either during the Appointment or at any time after its termination (however arising):
(a)    use any Confidential Information; or

(b)    make or use any Copies; or

(c)    disclose any Confidential Information to any person, company or other organisation whatsoever.

19.3    The restriction in clause 19.2 shall not apply to:

(a)    any use or disclosure authorised by the Board or required by law;

(b)    any information which is already in, or comes into, the public domain other than through the Employee's unauthorised disclosure; or

(c)    any protected disclosure in accordance with applicable laws.

19.4    The Employee shall be responsible for protecting the confidentiality of the Confidential Information and shall:

(a)    use their best endeavours to prevent the use or communication of any Confidential Information by any person, company or organisation (except in the proper course of their duties, as required by law or as authorised by the Company); and

(b)    inform the Company immediately on becoming aware, or suspecting, that any such person, company or organisation knows or has used any Confidential Information.

19.5    The Employees agrees to be bound by the restrictions in Appendix 1.

20.    CEASING TO BE A DIRECTOR

Where the general meeting of shareholders has adopted a resolution to dismiss the Employee as director under the articles of association, the Employer will be deemed to have cancelled the employment contract.

21.    GARDEN LEAVE

21.1    Following service of notice to terminate the Appointment by either party, or if the Employee purports to terminate the Appointment in breach of contract, the Company may by written notice place the Employee on Garden Leave for the whole or part of the remainder of the Appointment.

21.2    During any period of Garden Leave:
(a)    the Company shall be under no obligation to provide any work to the Employee and may revoke any powers they hold on any Group Company’s behalf;

(b)    the Company may require the Employee to carry out alternative duties or to only perform such specific duties as are expressly assigned to them, at such location (including their home) as it may decide;

(c)    the Employee shall continue to receive their basic salary and all contractual benefits in the usual way and subject to the terms of any benefit arrangement;

(d)    the Employee shall remain the Company’s employee and be bound by the terms of this agreement (including any implied duties of good faith and fidelity);

(e)    the Employee shall ensure that their Line Manager knows where they will be and how they can be contacted during each working day (except during any periods taken as holiday in the usual way);

(f)    the Company may exclude them from any Group Company’s premises; and

(g)    the Company may require the Employee not to contact or deal with (or attempt to contact or deal with) any officer, employee, consultant, client, customer, supplier, agent, distributor, shareholder, adviser or other business contact of any Group Company.

22.    TERMINATION WITHOUT NOTICE

21.1    The Company may also terminate the Appointment with immediate effect without notice and with no liability to make any further payment to the Employee (other than in respect of amounts accrued due at the date of termination) if the Employee:

(a)    is disqualified from acting as a director or resigns as a director from any Group Company without the prior written approval of the Board;

(b)    is guilty of any gross misconduct affecting the business of the Company or any Group Company;

(c)    fails or ceases to meet the requirements of any regulatory body whose consent is required to enable them to undertake all or any of their duties under the Appointment or is guilty of a serious breach of the rules and regulations of such regulatory body or of any Group Company’s compliance manual;

(d)    is in breach of their obligations under clause 4.5;

(e)    commits any serious or repeated breach or non-observance of any of the provisions of this agreement or refuses or neglects to comply with any reasonable and lawful directions of the Company;

(f)    is, in the reasonable opinion of the Company, negligent and incompetent in the performance of their duties;

(g)    is declared bankrupt or makes any arrangement with or for the benefit of their creditors;

(h)    is convicted of any criminal offence or any offence under any regulation or legislation relating to insider dealing;

(i)    ceases to hold any qualification or licence that directly impact the Employee’s ability and right to carry on their duties;

(j)    is, in the opinion of a medical practitioner physically or mentally incapable of performing their duties and may remain so for more than three months and the medical practitioner has given a medical opinion to the Company to that effect;

(k)    ceases to be eligible to work in the United Kingdom or at any other location to which they have been assigned to work;

(l)    is guilty of any fraud or dishonesty or acts in any manner which in the opinion of the Company brings or is likely to bring the Employee or the Company or any Group Company into disrepute or is materially adverse to the interests of the Company or any Group Company;

(m)    is in breach of the Company's anti-corruption and bribery policy and related procedures;

(n)    commit any act of unlawful discrimination, harassment or victimisation; or

(o)    is guilty of a serious breach of any rules issued by the Company from time to time regarding its electronic communications systems.

22.2    The rights of the Company under clause 23.1 are without prejudice to any other rights that it might have at law to terminate the Appointment or to accept any breach of this agreement by the Employee as having brought the agreement to an end. Any delay by the Company in exercising its rights to terminate shall not constitute a waiver of these rights.

23.    OBLIGATIONS ON TERMINATION

23.1    On termination of the Appointment (however arising) or, if earlier, at the start of a period of Garden Leave, the Employee shall:
(a)    resign immediately without compensation from any office that they hold in or on any Group Company’s behalf;

(b)    transfer to the Company or as may be directed by the Company any shares or other securities held by the Employee in any Group Company as any Group Company’s nominee or trustee and deliver to the Company the related certificates;

(c)    immediately deliver to the Company all documents, books, materials, records, correspondence, papers and information (on whatever media and wherever located) relating to the business or affairs of the Company or any Group Company and their business contacts, any keys, credit card and any other property of the Company or any Group Company including any car that may be provided to the Employee, which is in their possession or under their control;

(d)    irretrievably delete any information relating to the business of the Company or any Group Company stored on any magnetic or optical disk or memory and all matter derived from such sources which is in their possession or under their control outside the Company's premises; and

(e)    provide a signed statement that they have complied fully with their obligations under this clause 23.1 together with such reasonable evidence of compliance as the Company may request.

23.2    The Employee hereby irrevocably appoints the Company to be their attorney to execute and do any such instrument or thing and generally to use their name for the purpose of giving the Company or its nominee the full benefit of clause 23.1.

23.3    On termination of the Appointment however arising the Employee shall not be entitled to any compensation for the loss of any rights or benefits under any share option, bonus, long-term incentive plan or other profit sharing scheme operated by the Company or any Group Company in which they may participate. The Employee’s rights in relation to any Group Company award under the JBT Long Term Incentive Plan or plans or otherwise shall be governed by the governing documents of such plan or plans from time to time in force, including any grant agreements or amendments thereto in respect of such plan or plans.

24.    SEVERANCE AGREEMENTS

24.1    As an executive officer, the Employee will be eligible to enter into an executive severance agreement (Change of Control Agreement) that extends benefits in the event the Group undergoes a qualified change in control action. The Change of Control Agreement will be forwarded for execution upon commencement of the Appointment and shall be effective for so long as Employee serves as an executive officer of JBT Marel Corporation. The Employee will also be eligible to participate in the Group’s Executive

Severance Pay Plan (Severance Plan) which includes fifteen (15) months’ base salary (inclusive of any notice period referred to at clause 2.1 above), target bonus and compensation for costs associated with vacation pay, outplacement assistance and other benefits in connection with an involuntary termination. The Company reserves the right to modify, or amend, or withdraw the Severance Plan at its discretion based upon future business needs.

24.2    If the Employee is entitled to a statutory payment as laid down in Section 673(2) of Book 7 of the DCC, the statutory payment is deemed to be included in the Severance Plan in clause 24.1 and will not constitute a separate payment.

25.    DISCIPLINARY AND GRIEVANCE PROCEDURES

25.1    If the Employee wants to raise a grievance, they may apply in writing to their Line Manager.

25.2    The Company may suspend the Employee from any or all of their duties for no longer than is necessary to investigate any disciplinary matter involving the Employee or so long as is otherwise reasonable while any disciplinary procedure against the Employee is outstanding or whether the Company otherwise considers it appropriate. The Employee is entitled to their full pay during this time.

25.3    During any period of suspension:

(a)    the Employee shall continue to receive their basic salary and all contractual benefits in the usual way and subject to the terms of any benefit arrangement;

(b)    the Employee shall remain an employee of the Company and bound by the terms of this agreement;

(c) the Employee shall ensure that their Line Manager knows where they will be and how they can be contacted during each working day (except during any periods taken as holiday in the usual way);

(d)    the Company may exclude the Employee from their place of work or any other premises of the Company or any Group Company; and

(e)    the Company may require the Employee not to contact or deal with (or attempt to contact or deal with) any officer, employee, consultant, client,

customer, supplier, agent, distributor, shareholder, adviser or other business contact of the Company or any Group Company.
26.    COLLECTIVE AGREEMENTS

There is no collective agreement which directly affects the Appointment.

27.    DIVERSITY AND EQUAL OPPORTUNITY

The Company is an equal opportunities employer and values diversity amongst its employees and, as such, recognises and rewards its employees regardless of their age, disability, gender reassignment, married / civil partnership, pregnancy or maternity, race, colour, nationality, ethic or national origin, religion, belief, sex or sexual orientation. This policy of equality of opportunity applies to all aspects of employment with the Company, including recruitment, pay and conditions, training, appraisals, promotion, conduct at work, disciplinary and grievance procedures, and termination of employment.

28.    HEALTH AND SAFETY

28.1    The Employee should take reasonable care with regard to health and safety and co-operate with the Company in complying with its legal responsibilities in such matters.

28.2    It is a condition of the Employee’s employment that they comply with the health and safety principles and regulations and that they adopt and participate with all requested steps, initiatives, projects and actions the Company puts in place to provide all employees with a safe and clean working environment.

28.3    When working on client premises the Employee should follow their rules concerning health and safety procedures and report any issues to the customers and to the JBT Marel Health and Safety (H&S) Department. Details of the safe ways of working can be provided by the Company’s H&S Manager.

29.    DATA PROTECTION

29.1    The Company will process the personal data of the Employee and persons associated with the Employee, such as emergency contacts, in connection with the employment contract. The Company will process those data in accordance with the General Data Protection Regulation (Regulation (EU) 2016/679, ‘GDPR’) and related laws and regulations.

29.2    The Company will collect and process information relating to the Employee in accordance with the Company’s privacy notice and, in more general terms, will act as may be expected of a prudent employee.

29.3    The Employee shall comply with the GDPR and the Company’s data protection policy when handling personal data in the course of employment including personal data relating to any employee, worker, contractor, customer, client, supplier or agent of the Company.

30.    NOTICES

30.1    A notice given to a party under this agreement shall be in writing in the English language and signed by the party giving it. It shall be delivered by hand or sent to the party at the address given in this agreement or as otherwise notified in writing to the other party.

30.2    Any such notice shall be deemed to have been received:

(a)    if delivered by hand, at the time the notice is left at the address or given to the addressee; and

(b)    in the case of pre-paid first class post or other next working day delivery service, at 9.00 am on the second business day after posting or at the time recorded by the delivery service.

30.3    A notice shall have effect from the earlier of its actual or deemed receipt by the addressee. For the purpose of calculating deemed receipt:

(a)    all references to time are to local time in the place of deemed receipt; and

(b)    if deemed receipt would occur on a Saturday or Sunday or a public holiday when banks are not open for business, deemed receipt is at 9.00 am on the next business day.

30.4    This clause does not apply to the service of any proceedings or other documents in any legal action.

31.    THIRD PARTIES

No-one other than a party to this agreement shall have any right to enforce any of its terms.

32.    ENTIRE AGREEMENT

32.1    This agreement (and any document referred to in it) constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

32.2    Each party acknowledges that in entering into this agreement it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this agreement.

32.3    Nothing in this clause shall limit or exclude any liability for fraud.

33.    VARIATION

33.1    The Company reserves the right to make reasonable changes to the Employee’s terms and conditions of employment if its interest in doing so is sufficiently serious that, by standards of reasonableness and fairness, the Employee’s interest that would be prejudiced by the amendment must yield to the amendment.

33.2    Any alterations in terms and conditions of employment will be notified to the Employee in writing. Such changes shall be deemed to be accepted unless the Employee notifies the Company of any objections in writing within 14 days.

34.    GOVERNING LAW

This agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the laws of The Netherlands.

35.    JURISDICTION

Each party irrevocably agrees that the courts of The Netherlands shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this agreement or its subject matter or formation.

Appendix 1 – Post-Termination Restrictions

In this Appendix, the following terms have the meanings set out below:

“Company” and “Group Company” shall have the meanings given to these terms in the Contract of Employment.

“Company Customer” means each and every customer to whom the Company or any other Group Company has provided goods, equipment and services within the twelve (12) month period preceding the Termination Date, with whom the Employee or any person who reported directly to them had material business-related contact or about whom the Employee became aware of in the course of their employment.

“Company Employee” means each and every person employed or otherwise engaged by the Company or any other Group Company, including independent contractors, within the twelve (12) month period preceding the Termination Date who reported to or who had material dealings with the Employee in the course of their employment.

“Company Prospective Customer” means each and every prospective customer to whom the Company or any other Group Company has submitted a tender, taken part in a pitch or made a presentation or with whom or which it was otherwise negotiating for the supply of goods, equipment and services within the twelve (12) month period preceding the Termination Date with whom the Employee or any person who reported directly to them had material business-related contact or about whom the Employee became aware of in the course of their employment.

“Company Supplier” means any person, firm or company who or which at any time within the period of twelve (12) months immediately preceding the Termination Date: (i) supplied goods or services (other than utilities and goods or services supplied for administrative purposes) to the Company or any other Group Company or (ii) was negotiating with or had pitched to the Company or any other Group Company to supply goods or services (other than utilities and goods or services supplied for administrative purposes) to the Company or any other Group Company, and in each case with whom or which the Employee or any person who reported directly to them had material dealings during the said period of twelve (12) months.

“Competing Business” or “Competitive Business Activity” means any person, firm, company or other business concern which is similar to or which competes with or proposes to compete with, those parts of any Group Company's business with which the Employee was involved to a material extent in the period of twelve (12) months immediately preceding the Termination Date (including without limitation the design, development, production or sale of manufactured food, packaging and health equipment with a primary location in either the United Kingdom, the European Union or the United States).

“Termination Date” means the effective date of termination of the Employee’s employment with the Company irrespective of cause or manner.

1.    Non-Competition. At all times during employment and for a period of [nine] ([9]) months following the Termination Date, the Employee covenants with the Company (on its own behalf and as trustee and agent for each Group Company) that they will not, without the Company’s prior written consent, directly or indirectly and through another person or entity or by assisting others on the Employee’s own account or on behalf of others: (a) fund, own, invest in, incorporate, set up or start, or be involved in any other capacity in, a Competing Business or (b) become employed by, work for or otherwise provide services to or on behalf of a Competing Business, in a role or with responsibilities similar to the role or responsibilities the Employee had with the Company as at the Termination Date or within the twelve (12) month period preceding the Termination Date. This Section 2 shall not prevent the Employee from working for a wholly separate and independent subsidiary, affiliate or division of a Competing Business which is not undertaking business which is competitive with the business conducted by the Company (provided that the Company receives reasonable advance, written assurances from the Employee and the Competing Business that the Employee will not, directly or indirectly through another person or entity or by assisting others, render services to or on behalf of any part of the Competing Business). This Section 2 shall not prevent the Employee from being interested: (1) in securities in a company whose shares or other securities are listed, traded and/or dealt in on any securities exchange or market provided that the Employee does not hold (and is not interested in, directly or indirectly) shares or securities conferring more than three (3) per cent of the votes that could be cast at a general meeting of that body corporate; or (2) in any class of securities not so listed, traded or dealt provided that the Employee does not hold (and is not interested in, directly or indirectly) shares or securities conferring more than five (5) per cent of the votes that could be cast at a general meeting of that body corporate.

2.    Customer Contact. At all times during employment and for a period of twelve (12) months following the Termination Date, the Employee covenants with the Company (on its own behalf and as trustee and agent for each Group Company) that they will not, without the Company’s prior written consent, directly or indirectly and through another person or entity or by assisting others on the Employee’s own account or on behalf of others: (a) solicit, call upon or contact any Company Customer or Company Prospective Customer for the purpose of providing goods, equipment and services in competition with any Competitive Business Activity; (b) contract with, or sell to a Company Customer or Company Prospective Customer in connection with Competitive Business Activity; (c) deal with in any way or perform services for or on behalf of a Company Customer or Company Prospective Customer in connection with Competitive Business Activity; or (d) divert, interfere with, or attempt to divert or interfere with, the Company’s business relationship with any Company Customer or Company Prospective Customer.

3.    Non-Solicitation of Employees. At all times during employment and for a period of [six] ([6]) months following the Termination Date, the Employee covenants with the Company (on its own behalf and as trustee and agent for each Group Company) that they will not, directly or indirectly, on the Employee’s own account or through another person or entity or by assisting others: (a) solicit, induce or encourage any Company Employee to terminate their employment or other association with the Company or any other Group Company on behalf of a Competing Business or for purposes of engaging in Competitive Business Activity; or (b) hire or employ (or otherwise facilitate the hiring or employment of) any Company Employee on behalf of a Competing Business or for purposes of engaging in Competitive Business Activity.

4.    Non-Solicitation of Suppliers. At all times during employment and for a period of twelve (12) months following the Termination Date, the Employee covenants with the Company (on its own behalf and as trustee and agent for each Group Company) that they will not interfere or seek to interfere with the supply to the Company or any other Group Company of any goods or services by any Company Supplier.

5.    Connection with Group. The Employee shall not at any time after the Termination Date, represent themselves as connected with any Group Company in any capacity, other than as a former employee, or use any registered names or trading names associated with any Group Company.

6.    Effect of Garden Leave. The period for which the restrictions under this Appendix apply shall be reduced by any period that the Employee spends on Garden Leave immediately before the Termination Date.

7.    Reasonableness of Restrictions. The Employee acknowledges and agrees that the restrictions and obligations in this Appendix are reasonable (including the time periods and activity limitations) and necessary for the protection of the Company’s legitimate business interests, do not prohibit the Employee from using general skills and know-how acquired during or prior to employment with the Company, and do not preclude the Employee from earning a livelihood, working in the Employee’s chosen field or otherwise impose any undue hardship.

8.    Breach. The Employee acknowledges that irreparable harm and damage will result to the Company if the Employee breaches any of the restrictions or obligations detailed herein. In the event of a breach of the obligations set out in articles 1-4 of this Appendix, the Employee will forfeit – in deviation from Section 650(3), (4) and (5) of Book 7 of the DCC – without further notice of default or judicial intervention an immediately due and payable penalty of EUR 1.,000 for each breach, plus EUR 1.000 for each day that the breach continues. The penalty is payable to the Employer. Payment of the penalty described in this article will not release the Employee from the obligations set out in articles 1-4 of this Appendix.

9.    Severability/Modification. In the event that any foregoing provision of this Appendix is deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction for any reason, but would be valid if part of its wording were deleted, such provision shall apply with such deletion as may be necessary to make it valid or effective and the remaining provisions shall continue to be valid and enforceable. In the event that any provision of this Appendix is declared by a court of competent jurisdiction to exceed the maximum time period, or activity limitation that such court deems reasonable and enforceable under circumstances then existing, the parties authorize the court to modify and alter such provision so that it may be enforced to the maximum extent permitted by law.

10.    Absence of Prior Restrictions. The Employee represents and warrants that, except to the extent previously disclosed in writing to the Company, the Employee is not bound by any agreement or contract provision that would restrict the Employee’s performance of services on behalf of the Company. The Employee further represents and warrants that, in the course of performing services on behalf of the Company, the Employee will not disclose to the Company or use on behalf of the Company any confidential or proprietary information belonging to a prior employer or other third party. The Employee will indemnify and hold the Company harmless from all claims, liabilities, losses, damages, costs and expenses, including reasonable legal fees, which the Company may incur as a result of any breach of the foregoing representations and warranties.

11.    Duty to Disclose. During employment with the Company and for a period of twelve (12) months following the Termination Date, the Employee will provide a copy of this Appendix to any Competing Business from whom they receive an approach or offer to be involved in any capacity and, as soon as reasonably practicable after accepting any offer of further employment or engagement, shall provide advance written notice to the Company of any subsequent employment or business activity to be undertaken by the Employee. Such notice shall include the name and address of the Employee’s new employer or entity for whom the Employee plans to provide services, as well as the nature of such association and the Employee’s new position and job responsibilities. The Employee consents to the Company’s notifying such employer or entity about the Employee’s restrictions and obligations under this Appendix or pursuant to any other agreements between the parties that contain post-employment restrictions or obligations.

12.    Modification and Waiver. Except as detailed in Section 9 above, no provision of this Appendix may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing by the parties. The waiver by the Company of the breach of any provision of this Appendix by the Employee shall not operate or be construed as a waiver of any subsequent or other breach.

13.    Assignment and Successors. This Appendix may be transferred or assigned by the Company and shall otherwise inure to the benefit of, and be binding and effective upon, the Company’s successors and assigns. The Employee may not assign the Employee’s rights or obligations hereunder without the written consent of the Company.

14.    Headings. The headings in this Appendix are for convenience of reference only.

15.    Survival. The restrictions and obligations herein survive termination of the Employee’s employment with the Company and/or assignment of this Appendix by the Company to any successor or other assign.

16.    Employee Review. The Employee has read all provisions contained herein and fully understands their meaning and has had the opportunity to take independent legal advice concerning the same. By signing the Contract of Employment, the Employee further acknowledges that the restrictions and obligations in this Appendix are legally binding and affirms that the Employee shall comply therewith.

This document has been agreed on [28-03-2025] and signed in duplicate in [Boxmeer, the Netherlands]:

AGREED BY ENTITY NAME acting by [NAME OF AUTHORISED SIGNATORY],[POSITION]	) __________________________________ ) Signature of Authorised Signatory ) Date______________________________

AGREED BY Roger Claessens	) /s/ Roger Claessens ) Signature of Employee ) Date 28-03-25